UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               NOBLE ROMAN'S, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which the transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Party:
     (4)  Date Filed:

                               NOBLE ROMAN'S, INC.
                         ONE VIRGINIA AVENUE, SUITE 300
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 634-3377


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 2011


         To the Shareholders of Noble Roman's, Inc.:

     We are notifying you that the 2011 annual meeting of shareholders of Noble Roman's, Inc., an Indiana corporation ("Noble Roman's" or the "Company"), will be held at 10:00 a.m. local time on Wednesday, June 22, 2011, at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, for the following purposes:

     1. To elect one Class I director, to serve until the 2014 annual meeting of shareholders or until his successor is elected and qualified;

     2. To ratify the selection of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

     3. To transact any other business that is properly brought before the annual meeting or any adjournment thereof.

     Noble Roman's board of directors has fixed the close of business on April 25, 2011 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the annual meeting. Only holders of record of Noble Roman's common stock at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

     Please read carefully the accompanying proxy statement. The proxy statement is deemed incorporated by reference in and forms a part of this Notice.

     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 22, 2011.

     The Proxy Statement and the Annual Report on Form 10-K are available at www.nobleromans.com under the heading "Investor Relations."

     Whether or not you plan to attend the annual meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the matters considered at the annual meeting.


                       By Order of the Board of Directors of Noble Roman's, Inc.


                       /s/ Paul W. Mobley
                       ------------------------------------
                       Paul W. Mobley,
                       Chairman and Chief Executive Officer

                       May 2, 2011

                               NOBLE ROMAN'S, INC.
                         ONE VIRGINIA AVENUE, SUITE 300
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 634-3377


                                 PROXY STATEMENT

                         Annual Meeting of Shareholders

                                  June 22, 2011


     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Noble Roman's, Inc., an Indiana corporation ("Noble Roman's" or the "Company"), for use at the annual meeting of shareholders to be held on Wednesday, June 22, 2011 at 10:00 a.m., local time, at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, and any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting of shareholders.

     Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, or the one of them who acts, will vote all shares subject to the proxy as follows:

     FOR the election of Mr. Douglas Coape-Arnold as a Class I director of the Company, to serve until the 2014 annual meeting of shareholders or until his successor is elected and qualified;

     FOR the ratification of the engagement of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2011; and

     In their discretion on the transaction of such other business as may properly come before the annual meeting.

     This proxy statement, the notice of annual meeting and the accompanying proxy form were first mailed to the holders of our common stock on or about May 2, 2011. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but they will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, may be requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     A shareholder who executes a proxy may revoke it at any time before it is exercised by delivering to us another proxy bearing a later date, by submitting written notice of the revocation to our corporate secretary or by personally appearing at the annual meeting and casting a contrary vote.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only common shareholders and preferred shareholders of record at the close of business on April 25, 2011 are entitled to notice of, and to vote at, the annual meeting. On such date, there were 19,469,317 shares of our common stock outstanding and 20,625 shares of Series B Convertible Preferred Stock with total votes of 366,667. There are approximately 300 holders of record of common stock. Each share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting. The holders of Series B Convertible Preferred Stock are entitled to cast a number of votes equal to the number of shares of common stock into which their shares of Series B Convertible Preferred Stock are convertible, which is currently 17.8 votes per share.

     The Company's By-Laws provide that the holders of a majority of the Company's outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and "broker non-votes" will be counted as present for the purpose of determining the presence of a quorum.

     A "broker non-vote" occurs when a broker lacks discretionary voting power to vote on a "non-routine" proposal and a beneficial owner fails to give the broker voting instructions on that matter. The election of directors is not considered a "routine" matter. Beneficial owners who hold their shares through stock brokerage accounts will have to give voting instructions to their brokers in order for the brokers to vote on the election of directors. If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the election of directors. The ratification of the selection of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for 2011 is considered a "routine" matter, and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. Broker non-votes are counted for purposes of determining a quorum, but will have no effect on the election of directors or the ratification of the selection of Somerset CPAs, P.C. An abstention will count as a vote against the ratification of the selection of Somerset CPAs, P.C.

     The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote on such matter is required for the election of each director nominee. A "plurality" in an election of directors means that the nominees of each class with the largest number of votes cast will be elected as directors of that class, up to the maximum number of directors of that class to be chosen at the meeting. At this year's meeting there is only one nominee to be elected as a Class I director. Therefore, that nominee is assured of election provided he receives any votes "FOR" his election, regardless of how many votes to "WITHHOLD AUTHORITY" that nominee receives.

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for ratification of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2011 and for the approval of any other matter that might be properly raised and submitted to a vote at the meeting. However, consistent with our By-laws, the agenda for this year's meeting is set and no additional matters, other than the proposals described in this proxy statement, may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. On procedural issues, all shares represented by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.


                              ELECTION OF DIRECTORS

     At the 2011 annual meeting of shareholders, in accordance with the Company's By-Laws, the shareholders will elect one Class I director to serve until the 2014 annual meeting of shareholders or until his successor is elected and qualified. The board of directors has nominated Douglas Coape-Arnold for election as a Class I director. Mr. Coape-Arnold is currently a director of the Company and has consented to being named in this proxy statement and to serve as a director if elected.

     Should the nominee become unavailable or decline to serve for any reason, the Company expects that the person named in the proxy will vote for the election of another person as may be designated by the board of directors. The board of directors is not aware of any circumstances likely to cause the nominee to be unavailable for election or to decline to serve.

     The board of directors recommends a vote "FOR" the election of the director nominee.

     Set forth below is certain information regarding the nominee and the executive officers and directors of the Company:

     Name                       Age     Positions with the Company
     ----                       ---     --------------------------

     Paul W. Mobley             70      Chairman of the Board, Chief Executive
                                         Officer, Chief Financial Officer
     A. Scott Mobley            47      President, Secretary and Director
     James Basili               35      Director
     Douglas H. Coape-Arnold    65      Director
     Jeffrey Gaither            52      Director
     Troy Branson               47      Executive Vice President of Franchising
     Mitchell Grunat            58      Vice President of Franchise Services
     Michael B. Novak           53      Vice President of Product Development,
                                         Purchasing and Distribution
     James D. Bales             41      Vice President of Operations

     The executive officers of the Company serve at the discretion of the board of directors and are elected at the annual meeting of the board of directors. During 2009, the board of directors adopted a classified board structure in which the directors are divided into three classes with approximately one-third of the directors up for election each year. At this meeting, only the Class I director is up for election. Under this structure, directors serve staggered three-year terms or until their successors are elected and qualified.

     The following is a brief description of the previous business background of the executive officers and directors:

     Paul W. Mobley has been Chairman of the Board, Chief Executive Officer and Chief Financial Officer since December 1991 and a Director since 1974. Mr. Mobley was President of the Company from 1981 to 1997. From 1975 to 1987, Mr. Mobley was a significant shareholder and president of a company which owned and operated 17 Arby's franchise restaurants. From 1974 to 1978, he also served as Vice President and Chief Operating Officer of the Company and from l978 to 1981 as Senior Vice President. He is the father of A. Scott Mobley. Mr. Mobley has a B.S. in Business Administration from Indiana University and is a CPA.

     A. Scott Mobley has been President since 1997 and a Director since January 1992, and Secretary since February 1993. Mr. Mobley was Vice President from November 1988 to October 1997 and from August 1987 until November 1988 served as Director of Marketing for the Company. Prior to joining the Company Mr. Mobley was a strategic planning analyst with a division of Lithonia Lighting Company. Mr. Mobley has a B.S. in Business Administration from Georgetown University and an MBA from Indiana University. He is the son of Paul W. Mobley.

     James F. Basili has been a Director of the Company since March 2010. Mr. Basili is the founder and Managing Partner of Blacktree Capital Management, a partnership that makes long-term investments in undervalued businesses, which was founded in November 2007. Prior to founding Blacktree, Mr. Basili was a Partner at Kinderhook Partners, an investment firm he co-founded in 2003. Earlier, he was a Principal at Geocapital Partners, a leading venture capital firm managing over $500 million in institutional funds across North America and Europe. He began his career at the Mitchell Madison Group, a global management consulting firm. Mr. Basili received his B.A. degree, cum laude, from Harvard University.

     Douglas H. Coape-Arnold has been a Director of the Company since 1999. Mr. Coape-Arnold has been Managing General Partner of Geovest Capital Partners, L.P. since January 1997, and was Managing Director of TradeCo Global Securities, Inc. from May 1994 to December 2002. Mr. Coape-Arnold is a Chartered Financial Analyst.

     Jeffrey R. Gaither has been a Director of the Company since March 2010. Mr. Gaither has been a partner with the law firm Bose McKinney & Evans, LLP since 2004 and assumed the position of Managing Partner of that firm in March 2010. Mr. Gaither has served as counsel to the Company in various matters since 1998. Mr. Gaither holds a J.D., cum laude, from Indiana University School of Law and a B.S. in public affairs from Indiana University.

     Troy Branson has been Executive Vice President of Franchising for the Company since November 1997 and from 1992 to 1997, he was Director of Business Development. Before joining the Company, Mr. Branson was an owner of Branson-Yoder Marketing Group from 1987 to 1992, after graduating from Indiana University where he received a B.S. in Business.

     Mitchell Grunat has been Vice President of Franchise Services for the Company since August 2002. Before joining the Company, Mr. Grunat was Chief Operating Officer of Lanter Eye Care from 2001 to 2002, Business Development Officer for Midwest Bankers from 2000 to 2001 and Chief Operating Officer for Tavel Optical Group from 1987 to 2000. Mr. Grunat has a B.A. degree in English and Philosophy from Muskingum College.

     Michael B. Novak has been Vice President of Product Development, Purchasing and Distribution since March 2006. Before joining the Company, Mr. Novak was employed by Delco Foods, a regional food distributor from 2001 to 2006. Before being employed by Delco Foods, he was employed by the Company from 1984 to 2001 as a restaurant General Manager, Area Director of Operations and Director of Product Development and Distribution.

     James D. Bales has been Vice President of Operations since March 2008. Before becoming Vice President of Operations, Mr. Bales held various positions with the Company beginning in March 2004. Before joining the Company, Mr. Bales had 15 years of management experience in operations and marketing where he held various positions with TCBY starting in 1989. Mr. Bales attended Northern Kentucky University for Graphic Design, Inver Hills Community College for Business Management and obtained his B.S. in Business from the University of Phoenix.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 11, 2011 there were 19,469,317 shares of the Company's common stock outstanding and 25,000,000 shares are authorized. The following table sets forth the amount and percentage of the Company's common stock beneficially owned on April 11, 2011, including shares that may be acquired by the exercise of options, by (1) each director and named executive officer individually, (2) each beneficial owner of more than five percent of the Company's outstanding common stock known to the Company and (3) all executive officers and directors as a group.

Name                                           Number of Shares          Percent of
of Beneficial Owner                         Beneficially Owned (1)    Common Stock (2)
-------------------                         ----------------------    ----------------
     Paul W. Mobley                             3,356,035 (3)              16.3%

     A. Scott Mobley                            1,476,388 (4)               7.2

     James Basili                                203,105 (5)                1.0

     Douglas H. Coape-Arnold                     400,000 (6)                2.0

     Jeffrey Gaither                              60,000 (7)                 *


                                       -5-

     James Bales                                  55,000 (8)                 *

     Troy Branson                                190,100 (9)                1.0

     Mitchell Grunat                             70,000 (10)                 *

     Michael B. Novak                            50,000 (11)                 *

     James W. Lewis                             1,909,580 (12)              9.8

     Zyville E. Lewis                           1,145,396 (13)              5.9

     Timothy Riley                              1,220,300 (14)              6.3

     Robert P. Stiller                          3,854,740 (15)              19.8

      Austin W. Marxe and
      David M. Greenhouse                       1,033,250 (16)              5.3

     All executive officers and
         directors as a group (9 persons)         5,860,628                26.4%

*Less than one percent

     (1) All shares owned directly with sole investment and voting power, unless otherwise noted.

     (2) The percentage calculations are based upon 19,469,317 shares of the Company's common stock issued and outstanding as of April 11, 2011 and, for each officer or director of the group, the number of shares subject to options, warrants or conversion rights.

     (3) The total includes 1,120,000 shares of common stock subject to options granted under an employee stock option plan. Mr. Mobley's address is One Virginia Avenue, Suite 300, Indianapolis, IN 46204.

     (4) The total also includes 940,000 shares of common stock subject to options granted under an employee stock option plan. Mr. Mobley's address is One Virginia Avenue, Suite 300, Indianapolis, IN 46204.

     (5) The total includes 50,000 shares of common stock subject to options granted under an employee stock option plan. The remaining shares of stock are held in the account of Blacktree Partners, L.P. (the "Partnership") for which Blacktree Capital Management, LLC (the "General Partner") serves as General Partner. Mr. Basili is the sole owner of the General Partner. Mr. Basili may be deemed to beneficially own these securities held by the Partnership by virtue of the General Partner's position in the Partnership and Mr. Basili's status as the sole member of the General Partner. Mr. Basili disclaims any beneficial ownership of the securities except to the extent of his pecuniary interest therein, and this shall not be deemed an admission that Mr. Basili is the beneficial owner of these securities for purposes of Section 16 of the Securities Act of 1934, as amended, or for any other purpose.

     (6) This total includes 340,000 shares of common stock subject to options granted under an employee stock option plan. This total does not include 204,900 shares reported to be held by Geovest Capital Partners, LP on a Form 4 filed December 23, 2010. Although Mr. Coape-Arnold is a Managing Partner of Geovest Capital Partners, LP, he disclaims beneficial ownership of such shares beyond his interest in Geovest Capital Partners.

     (7) The total includes 50,000 shares of common stock subject to options granted under an employee stock option plan.

     (8) This total includes 55,000 shares of common stock subject to options granted under an employee stock option plan.

     (9) This total includes 60,000 shares of common stock subject to options granted under an employee stock option plan.

     (10) This total includes 70,000 shares of common stock subject to options granted under an employee stock option plan.

     (11) This total includes 50,000 shares of common stock subject to options granted under an employee stock option plan.

     (12) This total includes 138,580 shares of common stock owned by James Lewis Family Investments LP, 220,000 shares of common stock owned by James W. Lewis MPPP and 200,000 shares owned by Geometry Asset Management, Inc. Mr. Lewis's address is 335 Madison Ave., Suite 1702, New York, NY 10017.

     (13) Mr. Lewis's address is 456 N. Maple Street, Greenwich, CT 06830.

     (14) Based on a Schedule 13G filed January 18, 2011, by Timothy Riley and Angela Riley. Mr. Riley's address is 11 Pratt Island, Darien, CT 06820. Mr. Riley reported sole voting and dispositive power over 1,050,000 shares. Ms. Riley reported sole voting and dispositive power over 170,300 shares.

     (15) Based on a Schedule 13G filed January 18, 2011, by Robert P. Stiller. Mr. Stiller's address is 33 Coffee Lane, Waterbury, VT 05676.

     (16) Based on a Schedule 13G filed February 11, 2011, by Austin W. Marxe and David M. Greenhouse, whose address is 527 Madison Avenue, #2600, New York, NY 10022. Mr. Marxe and Mr. Greenhouse reported shared voting and investment power over 1,033,250 shares owned by Special Situations Fund III OP, L.P. because they are the controlling principals of AWM Investment Company, Inc., the general partner of MGP Advisors Limited Partnership, the general partner of Special Situations Fund III, OP, L.P.


                              CORPORATE GOVERNANCE

     Paul W. Mobley serves both as the Chairman on the board of directors and the Chief Executive Officer of the Company. The Company does not have a designated lead independent director. For a number of years the Company has operated using the traditional U.S. board leadership structure under which the Chief Executive Officer also serves as Chairman of the board of directors. The board of directors believes that, given the Company's relatively small size and limited resources, the Company has been well-served by this leadership structure and that this structure continues to be the optimal structure for our Company and our shareholders. The board of directors believes that this structure demonstrates to our employees, franchisees and shareholders strong leadership, with a single person having primary responsibility for managing the Company's operations.

     Our board of directors has responsibility for the oversight of risk management. Our board of directors from time to time discusses with management areas of material risk exposures, their potential impact on the Company, the steps we take to monitor risk exposure and controls to mitigate such exposures.

     The Company has adopted a code of ethics for its senior executive and financial officers. The code of ethics can be obtained without charge by contacting the Company's executive office at One Virginia Ave., Suite 300, Indianapolis, IN 46204.

     In 2010, the board of directors met four times. During 2010, each of the directors of the Company attended all four meetings of the board of directors, i.e., there was 100% attendance of meetings during 2010. All directors are encouraged to attend our annual meeting of shareholders. The Company held an annual meeting of shareholders on April 28, 2010 at which all directors were in attendance. The Company does not have standing audit, nominating and compensation committees.

Certain Relationships and Transactions

     The Company has reviewed all transactions to which the Company and certain officers and directors of the Company are a party or have a financial interest. The board of directors of the Company has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and other affiliates must be approved by a majority of the Company's disinterested directors, and be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     Jeffrey Gaither is a partner with the Bose McKinney & Evans, LLP, a law firm that performs various legal services for the Company. The Company paid Bose McKinney for services rendered approximately $666,518 and $370,000, respectively, during 2010 and 2009.

     The Company has a note payable to Paul W. Mobley, the Company's Chairman of the Board and Chief Executive Officer, in the amount of $905,821, that the Company executed in connection with certain loans by Mr. Mobley to the Company to help fund $1,125,000 in principal payments due under its bank loan and $933,809 in payments related to discontinued operations in 2010. The payments related to the discontinued operations were largely for legal fees related to the Heyser lawsuit, which is described in Note 10 to the Company's Consolidated Financial Statements included in its Form 10-K for the year ended December 31, 2010. The note provides for interest at an annual rate of 8% to be paid monthly on the unpaid principal balance of the note beginning December 1, 2010, and continuing on the first day of each calendar month thereafter until the note is paid in full. The Company is current on the required interest payments. In addition, the note requires principal payments commencing on August 1, 2011 and on the first day of each calendar month thereafter up to and including March 1, 2012 in the amount of $100,000 per month, however the third amended loan agreement states these payments cannot commence until the deferred payments to the bank are paid. The remaining outstanding principal and accrued interest are due on April 1, 2012.

     Other than Mr. Gaither's relationship with Bose McKinney and the note payable to Mr. Mobley, the board of directors has determined that there were no transactions with related parties since January 1, 2010 that are required to be disclosed in this proxy statement. In making this determination, the board of directors considered consulting fees paid to Mr. Coape-Arnold and determined these items were not required to be disclosed due to the amount of the payments.

     The Company's board of directors is currently comprised of Paul W. Mobley, our Chairman and Chief Executive Officer, A. Scott Mobley, our President and Chief Operating Officer, James Basili, Douglas H. Coape-Arnold and Jeffrey Gaither. For the purpose of determining director independence, the Company has adopted the New York Stock Exchange definition of independence. The board of directors has determined that Mssrs. Basili and Coape-Arnold are independent directors under that definition.

Board Role in Audit Process

     The board of directors does not have a separately established audit committee. Because no separate audit committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to an audit committee. The board of directors has determined that Mr. Coape-Arnold is qualified as an "Audit Committee Financial Expert."

     The board of directors has reviewed and communicated with management and with Somerset CPAs, C.P., the Company's independent auditor, the Company's audited consolidated financial statements as of December 31, 2010 and for the year then ended. The board of directors also has communicated with Somerset CPAs, P.C. the matters required to be discussed by Statement on Auditing Standards No. 115, "Communication with Audit Committees". The board of directors has received the written disclosures and the letter from Somerset CPAs, P.C.

required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the board of directors concerning independence, and has communicated with the independent accountant the independent accountant's independence. Based upon the board of directors' review and communications noted above, the board of directors authorized the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission.

                    Board of Directors of Noble Roman's, Inc.
             Paul W. Mobley, A. Scott Mobley, Douglas Coape-Arnold,
                     Jeffrey R. Gaither and James F. Basili


Board Role in Nominations

     The Company does not have a standing nominating committee. The board of directors does not believe that a nominating committee is necessary due to the Company's relatively small size, the relatively small size of its board of directors and historically limited need to add new directors. Over the recent past, the Company has rarely had a vacancy on the board of directors and when a vacancy has occurred the entire board has participated in the nomination process. The board expects all of the directors to participate in the nomination process and in the review of potential nominees. The board of directors does not have a formal policy regarding the consideration of shareholder nominees, however the board will consider candidates on a case-by-case basis. There are no specific qualifications that a candidate must have in order to be considered. When a vacancy exists, the board generally relies on the personal knowledge and references of the directors and publicly available data to identify potential nominees.

     The board of directors has adopted amended and restated By-Laws that contain the procedures by which shareholders may nominate directors. Among other items, these provisions set forth the procedures that shareholders must follow in order for a shareholder nominee to be considered at a meeting, the information that a shareholder must provide to the Company with respect to itself and the nominee, and the deadlines within which a shareholder nomination must be received in order to be considered at a meeting.

Board Role in Compensation Determinations

     The Company does not have a standing compensation committee. The compensation program is supervised by the entire board of directors. The board of directors does not believe that a compensation committee is necessary due to the Company's relatively small size and the relatively small size of its board of directors. All directors participate in compensation discussions. A director that is also an officer does not vote on his own compensation. The compensation of the Chairman/CEO and the President of the Company has been set by long-term contracts with those individuals. The compensation of other executive officers of the Company is determined by the Chairman/CEO and President and approved by the Company's board of directors. Other than the Chairman/CEO and President, no other executive officer participates in the compensation process.

Communication with the Board

     Communications by shareholders or by other parties may be sent to the board of directors by U.S. mail or overnight delivery and should be addressed to the board of directors c/o Secretary, Noble Roman's, Inc., One Virginia Avenue, Suite 300, Indianapolis, IN 46204. Communications directed to the board of directors, or one or more directors, will be reviewed by the Secretary and forwarded to the board of directors as appropriate and may be made anonymously.


             Section l6(a) Beneficial Ownership Reporting Compliance
             -------------------------------------------------------

     Based solely on a review of the copies of reports of ownership and changes in ownership of the Company's common stock, furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were complied with.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Because no separate Compensation Committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to a Compensation Committee. Paul W. Mobley, A. Scott Mobley and Douglas H. Coape-Arnold participated in executive compensation decisions for the year ended December 31, 2009. The Company expects that James Basili and Jeffrey Gaither also will participate in such decisions on the same basis as the other directors for future periods.


                             EXECUTIVE COMPENSATION

                       Summary Compensation Table for 2010

     The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and Chief Financial Officer and the two other highest paid executive officers of the Company.

                                                                          Non-Equity
                                                                           Incentive      Option          Total
      Name and Principal Position(s)              Year        Salary    Compensation    Awards(1)  Compensation
 Paul Mobley                                      2010      $400,000      $   --        $  9,300      $409,300
    Chairman of the Board, Chief Executive        2009      $400,000      $   --        $   --        $400,000
    Officer and Chief Financial Officer

 A. Scott Mobley                                  2010      $306,800      $   --        $  9,300      $315,100
    President and Secretary                       2009      $306,800      $ 26,999      $   --        $333,799

Troy Branson                                      2010      $100,000      $ 91,813      $  4,650      $196,463
    Executive Vice President of  Franchising      2009      $100,000      $ 97,108      $   --        $197,108

---------------
(1) These amounts represent the grant date fair value of the option awards and the incremental fair value of certain option awards with respect to which the exercise price was adjusted.


Equity Incentive Awards

     The Summary Compensation Table includes the grant date fair value for 2009 and 2010 for stock options granted to the named executive officers under the Company's employee stock option plan. The Company determines the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718. See
Note 7 to the Notes to the Company's Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the Company's determination of the grant date fair value of stock options.

     On January 8, 2009, the board of directors adjusted the exercise price of certain options granted on March 24, 2008 to executive officers other than Paul
W. Mobley from the initial exercise price of $1.35 per share to the then-current market price of $.36 per share. These options included an option to purchase 175,000 shares granted to A. Scott Mobley and an option to purchase 50,000 shares granted to Troy Branson. The incremental fair value of these changes, calculated as of January 8, 2009 in accordance with FASB ASC Topic 718, is included in the option awards column. The Company granted options on April 28, 2010 for 491,000 shares at an exercise price equal to the then-current market price of $.95 per share. The Company expects all stock options outstanding at December 31, 2010 to vest. No stock options were exercised during 2010.

     The Company maintains an employee stock option plan for our employees, officers and directors that is designed to motivate them to increase shareholder value. Any employee, officer or director of the Company is eligible to be awarded options under the plan. The employee stock option plan provides that any options issued pursuant to the plan will have a three-year vesting period and will expire ten years after the date of grant. The vesting period is intended to provide incentive for longevity with the Company. Awards under the plan are periodically made at the recommendation of the Chairman/CEO and President and approved by the board of directors. The employee stock option plan does not have a limit on the number of shares that may be issued under the plan.

Employment Agreements

     Paul Mobley has an employment agreement with the Company which fixes his base compensation at $522,033 per year for 2010 (although Mr. Mobley voluntarily reduced his base compensation to $400,000 for 2010), provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile, health and accident insurance similar to that provided other employees, and life insurance in an amount related to his base salary. The initial term of the agreement is seven years and automatically renews each year for a seven-year period unless the board of directors takes specific action to not renew. The agreement is terminable by the Company for just cause as defined in the agreement. The agreement does not provide for any benefits payable as a result of a change of control of the Company.

     A. Scott Mobley has an employment agreement with the Company which fixes his base compensation at $344,720 per year for 2010 (although Mr. Mobley voluntarily reduced his base compensation to $306,800 for 2010), provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile, health and accident insurance similar to that provided other employees, and life insurance in an amount related to his base salary. The initial term of the agreement is five years and automatically renews each year for a five-year period unless the board of directors takes specific action to not renew. The agreement is terminable by the Company for just cause as defined in the agreement. The agreement does not provide for any benefits payable as a result of a change of control of the Company.

Non-Equity Incentive Arrangements

     The Company currently has a non-equity incentive arrangement with our President under which he may earn additional compensation if the Company's net income increases for a given year as compared to the immediately prior year. For the purposes of this calculation we exclude any one-time gains or gains or losses from discontinued operations. For 2010 our net income did not increase over 2009, therefore, the President did not earn any non-equity incentive compensation for 2010.

     The Company also currently has a non-equity incentive arrangement with our Executive Vice President of Franchising under which he may earn additional compensation. His compensation is based on 2.5% of all royalty and fee revenue associated with franchising less the direct expenses of those activities excluding any administrative cost. The net revenue for this activity under this calculation in 2010 was $3.7 million, therefore, our Executive Vice President of Franchising earned $91,813 of non-equity incentive compensation for 2010.

                  Outstanding Equity Awards at Fiscal Year-End

     The following table sets forth information concerning the number of outstanding equity awards of the executive officers named in the Summary Compensation Table as of December 31, 2010.


                                                                  Option Awards
-----------------------------------------------------------------------------------------------------------------------
                             Number of Securities      Number of Securities
                            Underlying Unexercised    Underlying Unexercised     Option Exercise     Option Expiration
          Name             Options (#) Exercisable   Options (#) Unexercisable      Price ($)              Date
-----------------------------------------------------------------------------------------------------------------------
Paul W. Mobley                      20,000                                            $ .55               8/7/12
                                                              100,000                 $ .95               4/28/20
-----------------------------------------------------------------------------------------------------------------------
A. Scott Mobley                     20,000                                            $ .55               8/7/12
                                    20,000                                            $ .83              12/22/14
                                    25,000                                            $ 2.30              8/28/16
                                                              175,000                 $ .36               3/24/18
                                                              100,000                 $ .95               4/28/20
-----------------------------------------------------------------------------------------------------------------------
Troy Branson                        10,000                                            $ 2.30              8/28/16
                                                              50,000                  $ .36               3/24/18
                                                              50,000                  $ .95               4/28/20
-----------------------------------------------------------------------------------------------------------------------

     All options listed above vested or will vest three years after the date of the grant if the optionee continues to be employed by the Company, and expire ten years after the grant date.


                              DIRECTOR COMPENSATION

-------------------------------------------------------------------------------------------------------
                                       Fees Earned
                                        or Paid in     Option Awards       All Other
                 Name                    Cash ($)           ($)        Compensation ($)      Total ($)
-------------------------------------------------------------------------------------------------------
      Douglas H. Coape-Arnold               -             $4,650            $62,400           $67,050
-------------------------------------------------------------------------------------------------------
          James F. Basili                $13,500          $4,650               -              $18,150
-------------------------------------------------------------------------------------------------------
         Jeffrey R. Gaither              $13,500          $4,650               -              $18,150
-------------------------------------------------------------------------------------------------------

     The Company has engaged Mr. Coape-Arnold as a consultant and does not separately compensate him for his service as a director. Mr. Coape-Arnold was paid $62,400 in consulting fees in 2009 and 2010. Mr. Coape-Arnold is also reimbursed for any out-of-pocket expenses incurred in connection with his services.

     James Basili and Jeffrey Gaither have been directors since March 16, 2010. As compensation for their service on the board of directors, Mr. Gaither and Mr. Basili each receive a $14,000 annual retainer fee paid quarterly, a $1,000 fee for each board of directors meeting attended, a $1,000 annual fee for each committee on which such director serves, and a $900 fee for each committee meeting attended. Mr. Gaither and Mr. Basili are eligible for stock option grants and are reimbursed for out-of-pocket expenses incurred in connection with their board service.

     The Company does not pay any separate compensation for directors that are also employees of the Company.

   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The board of directors has appointed the firm of Somerset CPAs, C.P. ("Somerset") as the Company's independent registered public accounting firm for 2011. Somerset has served as the Company's independent registered public accounting firm since 2006. Although action by the shareholders in this matter is not required, the board of directors believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company's financial controls and reporting, it is a matter of good practice.

     In the event our shareholders fail to approve the proposal to appoint Somerset as the Company's independent registered public accounting firm, the board of directors will reconsider whether or not to retain the firm. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

     The board of directors recommends a vote "FOR" the proposal to ratify the selection of Somerset CPAs, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2011.


                           INDEPENDENT AUDITOR'S FEES

     The following table presents fees for professional audit services rendered by Somerset for the audit of our annual financial statements and review of our quarterly financial statements, and fees billed for other services rendered by Somerset during 2009 and 2010.

                                              2010          2009
                                              ----          ----
     Audit fees and review fees (1)         $87,000       $84,000

     -------------
     (1) Audit fees consist of fees rendered for professional services rendered by Somerset for the audit of our financial statements included in our Forms 10-K for the years ended December 31, 2009 and 2010 and the review of the unaudited financial statements included in our quarterly reports during 2009 and 2010.

     The engagement of Somerset, for conducting the audit of the Company's financial statements for the years ended December 31, 2009 and 2010, and for the review of its financial statements included in its Form 10-Q's during 2009 and 2010, was pre-approved by the Company's board of directors. Somerset has not been engaged by the Company to perform any services other than audits of the Company's financial statements and reviews of its Form 10-Qs. The board of directors does not have a pre-approval policy with respect to work performed by the Company's independent auditor.

     Representatives of Somerset are not expected to attend the annual meeting.

                  SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

     If a shareholder wishes to have a proposal included in the Company's proxy statement for an annual meeting, the shareholder must satisfy the requirements established under our By-Laws and the requirements established by the Securities and Exchange Commission. Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that shareholders requesting to have a proposal included in the Company's proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the date the Company's proxy statement was released to shareholders for the prior year's annual meeting. Therefore, any shareholder requesting to submit a proposal for inclusion in the Company's proxy statement for the 2012 annual shareholders' meeting must deliver a proposal to the Secretary of the Company no later than January 2, 2012.

     Any shareholder of Noble Roman's eligible to vote in an election may also make shareholder proposals and nominations for the 2012 annual meeting outside of the process described above for proposals subject to Rule 14a-8. In order to be considered at the 2012 annual meeting, all shareholder proposals, nominations and notifications submitted outside of the process described above for proposals subject to Rule 14a-8 must (1) comply with the procedures set forth in the Company's By-Laws, and (2) be delivered to the Secretary of the Company no earlier than February 22, 2012 and no later than March 24, 2012.

                                  OTHER MATTERS

     The board of directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and the Company is not aware that any other matters will be presented for action at the meeting. If any other matters come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. However, consistent with the Company's By-Laws, the agenda for this year's meeting is set and no additional matters may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy form promptly.



                                            /s/ Paul W. Mobley
                                            ------------------------------------
                                            Paul W. Mobley,
                                            Chairman and Chief Executive Officer


                                            May 2, 2011
                                            Indianapolis, Indiana

[LOGO OF NOBLE ROMAN'S, INC.]

IMPORTANT ANNUAL MEETING INFORMATION











Using a black ink pen, mark your votes with an X as shown in [X] this example. Please do not write outside the designated areas.
-------------------------------------------------------------------------------
Annual Meeting Card Proxy
-------------------------------------------------------------------------------
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------

A Proposals -- THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
               NOMINEE LISTED AND FOR THE RATIFICATION OF AUDITORS:

1. Election of one Class I director: For Withhold

   01 - Douglas Coape-Arnold         [ ]    [ ]

2. Ratification of Somerset CPAs, P.C. as the Company's   For  Against  Abstain
   independent registered public accounting firm for      [ ]    [ ]      [ ]
   the year ending December 31, 2011.

B Non-Voting Items
  Change of Address -- Please print new address below.


 -----------------------------------------------------------------------------

 C Authorized Signatures -- This section must be completed for your vote to be counted. -- Date and Sign Below

 Please date and sign in the exact name in which you own Noble Roman's, Inc. Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.

 Date (mm/dd/yyyy) -- Please print date below.

 ----------------------------------------------------
 Signature 1 -- Please keep signature within the box.

 ----------------------------------------------------
 Signature 2 -- Please keep signature within the box.

 ----------------------------------------------------

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN
THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

[LOGO OF NOBLE ROMAN'S, INC.]

-------------------------------------------------------------------------------
Proxy -- NOBLE ROMAN'S, INC.
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul W. Mobley and A. Scott Mobley, and each of them, with or without the other, true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, no par value, of Noble Roman's, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Noble Roman's, Inc. to be held at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, at 10:00 a.m., local time, June 22, 2011, and at any adjournment or postponement thereof.

This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting and any adjournment or postponement thereof.

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the nominee listed on the reverse in the election of director and "FOR" approval of the matter listed in Proposal 2 on the reverse.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and the Notice of the Annual Meeting and the Proxy Statement.

PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.